Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                                        July 23, 2002

We hereby consent to the use in this Form 10-K of our report dated June 14, 2000 (except Note O, which is July 13, 2000, Note E, which is July 19, 2000, and Note 13, which is July 5, 2001) relating to the audit of the consolidated financial statements of Cox Technologies, Inc., and to the references to our firm under the captions "Selected Financial Data" and "Experts" as of April 30, 2000 and for the year ended April 30, 2000.

                                        /s/ Bedinger & Company

                                        Bedinger & Company
                                        Certified Public Accountants
                                        Walnut Creek, California